Exhibit 99.1

FOR IMMEDIATE RELEASE

February 25, 2025

Novanta Announces Financial Results
for the Fourth Quarter and Full Year 2024

•
Fourth Quarter 2024 GAAP Revenue increased 13% to $238 million, including $2 million unfavorable FX impact
•
Fourth Quarter 2024 GAAP Diluted EPS of $0.46 and Adjusted EPS of $0.76
•
Full Year 2024 GAAP Revenue increased 8% to $949 million
•
Full Year 2024 GAAP Diluted EPS of $1.77, and Adjusted EPS of $3.08
•
Full Year 2024 Adjusted EBITDA increased 7% to $210 million
•
Full Year 2024 Operating Cash Flow increased 32% to $159 million

BEDFORD, Mass., February 25, 2025 -- Novanta Inc. (Nasdaq: NOVT) (“Novanta” or the “Company”), a trusted technology partner to medical and advanced technology equipment manufacturers, today reported financial results for the fourth quarter and full year 2024.

Financial Highlights	Three Months Ended December 31,		Year Ended December 31,
(In millions, except per share amounts)	2024	2023	2024	2023
GAAP
Revenue	$238.1	$211.6	$949.2	$881.7
Operating Income	$26.7	$21.7	$110.6	$110.5
Net Income	$16.5	$12.5	$64.1	$72.9
Diluted EPS	$0.46	$0.35	$1.77	$2.02
Non-GAAP*
Adjusted Operating Income	$43.3	$34.7	$171.5	$156.6
Adjusted Diluted EPS	$0.76	$0.63	$3.08	$3.02
Adjusted EBITDA	$52.1	$45.3	$209.8	$196.2

*Reconciliations of GAAP to non-GAAP financial measures, as well as definitions for the non-GAAP financial measures included in this press release and the reasons for their use, are presented below.

“Novanta achieved solid financial results for the full year 2024, effectively navigating a persistently challenging environment,” said Matthijs Glastra, Chair and Chief Executive Officer. “We had strong operating performance, achieving above our expectations for Adjusted Gross Margins and Adjusted EBITDA, and also excellent cash flow generation, while also returning to organic growth in the Fourth Quarter. In the year, we delivered and launched multiple new products which are on schedule to ramp in 2025. The fundamentals of Novanta are strong, and we remain confident in our strategy, in our portfolio, our exposure to diversified end-markets, and in our ability to generate strong operating cash flows to compound our growth through our targeted acquisition strategy.”

Fourth Quarter

During the fourth quarter of 2024, Novanta generated GAAP revenue of $238.1 million, an increase of 12.5% or $26.5 million, versus the fourth quarter of 2023. The Company’s acquisition activities resulted in an increase in revenue of 9.4% or $19.8 million, compared to the fourth quarter of 2023. Changes in foreign currency exchange rates year-over-year adversely impacted revenue by 0.3% or $0.5 million, during the fourth quarter of 2024. Organic Revenue Growth, which excludes the net impact of acquisitions and changes in foreign currency exchange rates, was 3.4% for the fourth quarter of 2024 (see “Organic Revenue Growth” in the non-GAAP reconciliations below). Changes in foreign currency exchange rates versus prior quarter adversely impacted revenue by $2.3 million, or 1%, during the fourth quarter of 2024.

In the fourth quarter of 2024, GAAP operating income was $26.7 million, compared to $21.7 million in the fourth quarter of 2023. GAAP net income was $16.5 million in the fourth quarter of 2024, compared to $12.5 million in the fourth quarter of 2023. GAAP diluted earnings per share (“EPS”) was $0.46 in the fourth quarter of 2024, compared to $0.35 in the fourth quarter of 2023. Diluted weighted average shares outstanding was 36.1 million in the fourth quarter of 2024.

Adjusted Diluted EPS increased 21% to $0.76 in the fourth quarter of 2024, compared to $0.63 in the fourth quarter of 2023. Adjusted EBITDA increased 15% to $52.1 million in the fourth quarter of 2024, compared to $45.3 million in the fourth quarter of 2023.

Operating cash flow for the fourth quarter of 2024 increased 58% to $61.6 million, compared to $39.0 million for the fourth quarter of 2023.

Full Year

For the full year 2024, Novanta generated GAAP revenue of $949.2 million, an increase of 7.7% or $67.6 million, versus the full year 2023. The Company’s acquisition activities resulted in an increase in revenue of 9.4% or $82.4 million. Changes in foreign currency exchange rates year-over-year adversely impacted our revenue by 0.1% or $0.5 million, in 2024. Our year-over-year Organic Revenue Growth, which excludes the net impact of acquisitions and changes in foreign currency exchange rates, was a decrease of 1.6% for the full year 2024 (see “Organic Revenue Growth” in Reconciliation of GAAP to Non-GAAP Financial Measures below).

For the full year 2024, GAAP operating income was $110.6 million, compared to $110.5 million for 2023. GAAP net income was $64.1 million for the full year 2024, compared to $72.9 million for 2023. GAAP diluted EPS was $1.77 for the full year 2024, compared to $2.02 for 2023.

Adjusted Diluted EPS increased 2% to $3.08 for the full year 2024, compared to $3.02 for 2023. For the full year 2024, the Company had 36.1 million diluted weighted average shares outstanding. Adjusted EBITDA increased 7% to $209.8 million for the full year 2024, compared to $196.2 million for 2023.

Operating cash flow for the full year 2024 increased 32% to $158.5 million, compared to $120.1 million for 2023. The Company finished the year with approximately $416.6 million of total debt and $114.0 million of total cash. Net Debt, as defined in the non-GAAP reconciliation below, was $305.2 million.

Financial Guidance

“We continue to see strength in our medical business and reconfirm our outlook for incremental new product sales in 2025, the majority of which sell into hospital operating room and surgical equipment,” said Matthijs Glastra. “Although capital spending in industrial, semiconductor, and life science is expected to remain volatile in the first half of the year due to trade war uncertainty, government funding, and geopolitical disruptions, there continues to be strong signs of growth slowly recovering. While we are optimistic about stronger revenue growth in these markets, our initial full-year guidance will remain conservative until these growth trends strengthen. Therefore, our full year revenue guidance is based on delivering $50 million of incremental new product sales, primarily in the medical technology markets, and presumes no market recoveries in the capital spending markets in industrial, semiconductor, and life science at this time.”

For the full year 2025, the Company expects GAAP revenue of approximately $1.0 billion, representing revenue growth of approximately 5% year-over-year. The Company expects Adjusted Gross Profit Margin to be in the range of 47.0% to 47.5%. The Company expects Adjusted EBITDA to be in the range of $225 million to $235 million and Adjusted Diluted EPS to be in the range of $3.35 to $3.55. The Company’s guidance assumes no significant changes in foreign exchange rates.

For the first quarter of 2025, the Company expects GAAP revenue of approximately $232 million to $236 million. The Company expects Adjusted Gross Profit Margin to be in the range of 46.0% to 46.5%. The Company expects Adjusted

EBITDA to be in the range of $48 million to $51 million and Adjusted Diluted EPS to be in the range of $0.63 to $0.71. The Company’s guidance assumes no significant changes in foreign exchange rates.

Novanta provides earnings guidance on a non-GAAP basis and does not provide earnings guidance on a GAAP basis, with the exception of GAAP revenue guidance. A reconciliation of the Company’s forward-looking Adjusted Gross Profit Margin, Adjusted EBITDA and Adjusted Diluted EPS guidance to the most directly comparable GAAP financial measures is not provided because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including acquisitions and related expenses; impact of purchase price allocations for recently completed acquisitions; future changes in the fair value of contingent considerations; future restructuring expenses; foreign exchange gains/(losses); significant discrete income tax expenses (benefits); benefits or expenses associated with the completion of tax audits; divestitures and related expenses; gains and losses from sale of real estate assets; costs related to product line closures; intangible asset impairment charges and related asset write-offs; and other charges reflected in the Company’s reconciliation of historical non-GAAP financial measures, the amounts of which, based on past experience, could be material. For additional information regarding Novanta’s non-GAAP financial measures, see “Use of Non-GAAP Financial Measures” below.

Conference Call Information

The Company will host a conference call on Tuesday, February 25, 2025 at 10:00 a.m. ET to discuss these results and to provide a business update. To access the call, please dial (888) 346-3959 prior to the scheduled conference call time. Alternatively, the conference call can be accessed online via a live webcast on the Events & Presentations page of the Investors section of the Company’s website at www.novanta.com.

A replay of the audio webcast will be available approximately three hours after the conclusion of the call in the Investor Relations section of the Company’s website at www.novanta.com. The replay will remain available until Monday, April 21, 2025.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are Organic Revenue Growth, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Income, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Income Tax Provision/(Benefit) and Effective Tax Rate, Adjusted Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Free Cash Flow as a Percentage of Net Income, and Net Debt.

The Company believes that these non-GAAP financial measures provide useful and supplementary information to investors regarding the operating performance of the Company. It is management’s belief that these non-GAAP financial measures would be particularly useful to investors because of the significant changes that have occurred outside of the Company’s day-to-day business in accordance with the execution of the Company’s strategy. This strategy includes streamlining the Company’s existing operations through site and functional consolidations, strategic divestitures and product line closures, expanding the Company’s business through significant internal investments, and broadening the Company’s product and service offerings through acquisitions of innovative and complementary technologies and solutions. The financial impact of certain elements of these activities, particularly acquisitions, divestitures, and site and functional restructurings, is often large relative to the Company’s overall financial performance and can adversely affect the comparability of its operating results and investors’ ability to analyze the business from period to period.

The Company’s Adjusted EBITDA, Organic Revenue Growth and Adjusted Gross Profit Margin are used by management to evaluate operating performance, communicate financial results to the Board of Directors, benchmark results against historical performance and the performance of peers, and evaluate investment opportunities, including acquisitions and divestitures. In addition, Adjusted EBITDA, Organic Revenue Growth and Adjusted Gross Profit Margin are used to determine bonus payments for senior management and employees. The Company has also used in the past, and may use in the future, Adjusted Diluted EPS and Adjusted EBITDA as performance targets for certain performance-based restricted stock units. Accordingly, the Company believes that these non-GAAP financial measures provide greater transparency and insight into management’s method of analysis.

Non-GAAP financial measures should not be considered as substitutes for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on the Company’s reported results and, therefore, should not be relied upon as the sole financial measures to evaluate the Company’s financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Safe Harbor and Forward-Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “believe,” “future,” “could,” “should,” “plan,” “aim,” and other similar expressions. These forward-looking statements include, but are not limited to, statements regarding anticipated financial performance and financial position, including our financial outlook for the full year 2025 and first quarter of 2025; expectations for our end markets and market position; macroeconomic expectations; our competitive position, including our positioning for long-term growth, capital spending and momentum from new product launches; and other statements that are not historical facts.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the following: economic and political conditions and the effects of these conditions on our customers’ businesses, capital expenditures and level of business activities; our dependence upon our ability to respond to fluctuations in product demand; our ability to continuously innovate, to introduce new products in a timely manner, and to manage transitions to new product innovations effectively; customer order timing and other similar factors; disruptions or breaches in security of our or our third-party providers’ information technology systems; risks associated with our operations in foreign countries; our increased use of outsourcing in foreign countries; risks associated with increased outsourcing of components manufacturing; our exposure to increased tariffs, trade restrictions or taxes on our products; our ability to contain or reduce costs; violations of our intellectual property rights and our ability to protect our intellectual property against infringement by third parties; risk of losing our competitive advantage; the loss of sales, or significant reduction in orders from, any major customers; our failure to successfully integrate recent and future acquisitions into our business; our ability to attract and retain key personnel; our restructuring and realignment activities; product defects or problems integrating our products with other vendors’ products; disruptions in the supply of certain key components and other goods from our suppliers; our failure to accurately forecast component and raw material requirements leading to additional costs and significant delays in shipments; production difficulties and product delivery delays or disruptions; our exposure to extensive medical device regulations, which may impede or hinder the approval, certification or sale of our products and, in some cases, may ultimately result in an inability to obtain approval or certification of certain products or may result in the recall or seizure of previously approved or certified products; potential penalties for violating foreign and U.S. federal and state healthcare laws and regulations; impact of healthcare industry cost containment and healthcare reform measures; changes in governmental regulations related to our business or products; actual or perceived failures to comply with applicable data protection, privacy and security laws, regulations, standards, and other requirements; our failure to implement new information technology systems successfully; changes in foreign currency rates; our failure to realize the full value of our intangible assets; our reliance on original equipment manufacturer customers; increasing scrutiny and changing expectations from investors, customers, governments and other stakeholders and third parties with respect to corporate sustainability policies and practices; the effects of climate change and related regulatory responses; our exposure to the credit risk of some of our customers and in weakened markets; being subject to U.S. federal income taxation even though we are a non-U.S. corporation; changes in tax laws and fluctuations in our effective tax rates; any need for additional capital to adequately respond to business challenges or opportunities and repay or refinance our existing indebtedness, which may not be available on acceptable terms or at all; our existing indebtedness limiting our ability to engage in certain activities; volatility in the market price for our common shares; and our failure to maintain appropriate internal controls in the future.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated by our subsequent filings with the Securities and Exchange Commission. Such statements are based on the Company’s beliefs and assumptions and on information currently available to the Company. The Company disclaims any obligation to publicly update or revise any such forward-looking statements as a result of developments occurring after the date of this document except as required by law.

About Novanta

Novanta is a leading global supplier of core technology solutions that give medical, life science, and advanced industrial original equipment manufacturers a competitive advantage. We combine deep proprietary expertise and competencies in precision medicine, precision manufacturing, robotics and automation, and advanced surgery with a proven ability to solve complex technical challenges. This enables Novanta to engineer proprietary technology solutions that deliver extreme precision and performance, tailored to our customers' demanding applications. The driving force behind our growth is the team of innovative professionals who share a commitment to innovation, the Novanta Growth System, and our customers’ success. Novanta’s common shares are quoted on Nasdaq under the ticker symbol “NOVT.”

More information about Novanta is available on the Company’s website at www.novanta.com. For additional information, please contact Novanta Investor Relations at (781) 266-5137 or InvestorRelations@novanta.com.

Novanta Inc.

Investor Relations Contact:

Ray Nash

(781) 266-5137

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars or shares, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$238,060	$211,569	$949,245	$881,662
Cost of revenue	129,835	115,014	527,700	481,765
Gross profit	108,225	96,555	421,545	399,897
Operating expenses:
Research and development and engineering	25,285	23,452	95,515	91,682
Selling, general and administrative	43,301	41,702	175,943	164,460
Amortization of purchased intangible assets	6,548	5,101	25,794	20,445
Restructuring and acquisition related costs	6,384	4,623	13,709	12,814
Total operating expenses	81,518	74,878	310,961	289,401
Operating income	26,707	21,677	110,584	110,496
Interest income (expense), net	(6,890)	(5,920)	(31,489)	(25,818)
Foreign exchange transaction gains (losses), net	1,200	118	413	(255)
Other income (expense), net	(222)	(129)	(442)	(675)
Income before income taxes	20,795	15,746	79,066	83,748
Income tax provision	4,331	3,235	14,979	10,870
Net income	$16,464	$12,511	$64,087	$72,878

Earnings per common share:
Basic	$0.46	$0.35	$1.78	$2.03
Diluted	$0.46	$0.35	$1.77	$2.02

Weighted average common shares outstanding—basic	35,980	35,858	35,950	35,844
Weighted average common shares outstanding—diluted	36,148	36,052	36,124	36,031

NOVANTA INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	December 31,	December 31,
	2024	2023
ASSETS
Current Assets
Cash and cash equivalents	$113,989	$105,051
Accounts receivable, net	151,026	139,410
Inventories	144,606	149,371
Prepaid expenses and other current assets	24,027	21,465
Total current assets	433,648	415,297
Property, plant and equipment, net	113,135	109,449
Operating lease assets	42,908	38,302
Intangible assets, net	185,844	145,022
Goodwill	584,098	484,507
Other assets	28,878	33,479
Total assets	$1,388,511	$1,226,056
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$4,691	$4,968
Accounts payable	76,890	57,195
Accrued expenses and other current liabilities	86,210	77,012
Total current liabilities	167,791	139,175
Long-term debt	411,949	349,404
Operating lease liabilities	40,548	37,345
Other long-term liabilities	22,525	26,672
Total liabilities	642,813	552,596
Stockholders’ Equity:
Total stockholders’ equity	745,698	673,460
Total liabilities and stockholders’ equity	$1,388,511	$1,226,056

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income	$16,464	$12,511	$64,087	$72,878
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,363	11,547	55,563	46,612
Share-based compensation	4,635	7,210	23,307	25,588
Deferred income taxes	(4,001)	(2,398)	(15,909)	(14,726)
Other non-cash items	1,171	1,778	12,546	11,051
Changes in assets and liabilities which provided/(used) cash, excluding effects from business acquisitions:
Accounts receivable	9,894	6,244	(6,193)	(127)
Inventories	4,365	5,747	4,781	11,366
Other operating assets and liabilities	14,671	(3,647)	20,330	(32,567)
Net cash provided by operating activities	61,562	38,992	158,512	120,075
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired and working capital adjustments	—	—	(191,200)	—
Purchases of property, plant and equipment	(2,249)	(6,220)	(17,162)	(19,961)
Other investing activities	173	69	173	69
Net cash used in investing activities	(2,076)	(6,151)	(208,189)	(19,892)
Cash flows from financing activities:
Borrowings under revolving credit facilities	—	—	198,000	—
Repayments under term loan and revolving credit facilities	(35,083)	(4,505)	(131,066)	(86,552)
Payments of contingent consideration related to acquisitions	—	—	—	(81)
Other financing activities	(533)	(565)	(9,991)	(11,220)
Net cash used in financing activities	(35,616)	(5,070)	56,943	(97,853)
Effect of exchange rates on cash and cash equivalents	(2,571)	1,319	1,672	2,616
Increase (decrease) in cash and cash equivalents	21,299	29,090	8,938	4,946
Cash and cash equivalents, beginning of period	92,690	75,961	105,051	100,105
Cash and cash equivalents, end of period	$113,989	$105,051	$113,989	$105,051

NOVANTA INC.

Revenue by Reportable Segment

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue
Automation Enabling Technologies	$127,798	$117,279	$490,620	$499,220
Medical Solutions	110,262	94,290	458,625	382,442
Total	$238,060	$211,569	$949,245	$881,662

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Gross Profit and Adjusted Gross Profit Margin by Reportable Segment (Non-GAAP):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Automation Enabling Technologies
Gross Profit (GAAP)	$63,916	$54,233	$234,975	$234,798
Gross Profit Margin (GAAP)	50.0%	46.2%	47.9%	47.0%
Amortization of intangible assets	1,569	1,758	6,281	7,045
Inventory related charges associated with a product line closure	—	—	—	473
Adjusted Gross Profit (Non-GAAP)	$65,485	$55,991	$241,256	$242,316
Adjusted Gross Profit Margin (Non-GAAP)	51.2%	47.7%	49.2%	48.5%

Medical Solutions
Gross Profit (GAAP)	$44,970	$43,752	$189,957	$170,787
Gross Profit Margin (GAAP)	40.8%	46.4%	41.4%	44.7%
Amortization of intangible assets	2,119	1,273	8,492	5,105
Acquisition fair value adjustments	—	—	2,777	—
Inventory related charges associated with a product line closure	—	—	2,493	—
Adjusted Gross Profit (Non-GAAP)	$47,089	$45,025	$203,719	$175,892
Adjusted Gross Profit Margin (Non-GAAP)	42.7%	47.8%	44.4%	46.0%

Unallocated
Gross Profit (GAAP)	$(661)	$(1,430)	$(3,387)	$(5,688)
Adjusted Gross Profit (Non-GAAP)	$(661)	$(1,430)	$(3,387)	$(5,688)

Novanta Inc.
Gross Profit (GAAP)	$108,225	$96,555	$421,545	$399,897
Gross Profit Margin (GAAP)	45.5%	45.6%	44.4%	45.4%
Amortization of intangible assets	3,688	3,031	14,773	12,150
Acquisition fair value adjustments	—	—	2,777	—
Inventory related charges associated with a product line closure	—	—	2,493	473
Adjusted Gross Profit (Non-GAAP)	$111,913	$99,586	$441,588	$412,520
Adjusted Gross Profit Margin (Non-GAAP)	47.0%	47.1%	46.5%	46.8%

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Three Months Ended December 31, 2024
	Operating Income	Operating Margin	Income Before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income	Diluted EPS
GAAP results	$26,707	11.2%	$20,795	$4,331	20.8%	$16,464	$0.46
Non-GAAP Adjustments:
Amortization of intangible assets	10,236	4.3%	10,236
Restructuring costs	5,495	2.3%	5,495
Acquisition related costs	889	0.4%	889
Foreign exchange transaction (gains) losses, net			(1,200)
Tax effect of non-GAAP adjustments				5,388
Non-GAAP tax adjustments				(1,047)
Total non-GAAP adjustments	16,620	7.0%	15,420	4,341		11,079	0.30

Adjusted results (Non-GAAP)	$43,327	18.2%	$36,215	$8,672	23.9%	$27,543	$0.76

Weighted average shares outstanding - Diluted							36,148

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Three Months Ended December 31, 2023
	Operating Income	Operating Margin	Income Before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income	Diluted EPS
GAAP results	$21,677	10.2%	$15,746	$3,235	20.5%	$12,511	$0.35
Non-GAAP Adjustments:
Amortization of intangible assets	8,132	3.8%	8,132
Restructuring costs	3,877	1.8%	3,877
Acquisition related costs	746	0.4%	746
Foreign exchange transaction (gains) losses, net			(118)
Other non-recurring cost	241	0.2%	241
Tax effect of non-GAAP adjustments				2,921
Non-GAAP tax adjustments				(196)
Total non-GAAP adjustments	12,996	6.2%	12,878	2,725		10,153	0.28

Adjusted results (Non-GAAP)	$34,673	16.4%	$28,624	$5,960	20.8%	$22,664	$0.63

Weighted average shares outstanding - Diluted							36,052

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Year Ended December 31, 2024
	Operating Income	Operating Margin	Income Before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income	Diluted EPS
GAAP results	$110,584	11.6%	$79,066	$14,979	18.9%	$64,087	$1.77
Non-GAAP Adjustments:
Amortization of intangible assets	40,567	4.3%	40,567
Restructuring costs	10,486	1.1%	10,486
Acquisition related costs	3,223	0.3%	3,223
Acquisition inventory fair value adjustments	2,777	0.3%	2,777
Inventory related charges associated with a product line closure	2,493	0.3%	2,493
Officers transition costs	1,411	0.1%	1,411
Foreign exchange transaction (gains) losses, net			(413)
Tax effect of non-GAAP adjustments				14,480
Non-GAAP tax adjustments				(1,139)
Total non-GAAP adjustments	60,957	6.5%	60,544	13,341		47,203	1.31

Adjusted results (Non-GAAP)	$171,541	18.1%	$139,610	$28,320	20.3%	$111,290	$3.08

Weighted average shares outstanding - Diluted							36,124

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Year Ended December 31, 2023
	Operating Income	Operating Margin	Income Before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income	Diluted EPS
GAAP results	$110,496	12.5%	$83,748	$10,870	13.0%	$72,878	$2.02
Non-GAAP Adjustments:
Amortization of intangible assets	32,595	3.7%	32,595
Restructuring costs	11,814	1.3%	11,814
Acquisition related costs	1,000	0.2%	1,000
Inventory related charges associated with a product line closure	473	0.1%	473
Other non-recurring cost	241	0.0%	241
Foreign exchange transaction (gains) losses, net			255
Tax effect of non-GAAP adjustments				9,843
Non-GAAP tax adjustments				422
Total non-GAAP adjustments	46,123	5.3%	46,378	10,265		36,113	1.00

Adjusted results (Non-GAAP)	$156,619	17.8%	$130,126	$21,135	16.2%	$108,991	$3.02

Weighted average shares outstanding - Diluted							36,031

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted EBITDA (Non-GAAP):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net Income (GAAP)	$16,464	$12,511	$64,087	$72,878
Net Income Margin	6.9%	5.9%	6.8%	8.3%
Interest (income) expense, net	6,890	5,920	31,489	25,818
Income tax provision	4,331	3,235	14,979	10,870
Depreciation and amortization	14,363	11,547	55,563	46,612
Share-based compensation	4,635	7,210	23,307	25,588
Restructuring and acquisition related costs	6,376	4,628	13,714	12,819
Acquisition inventory fair value adjustments	—	—	2,777	—
Inventory related charges associated with a product line closure	—	—	2,493	473
Officers transition costs	—	—	1,411	—
Other non-operating income (expense), net	(978)	252	29	1,171
Adjusted EBITDA (Non-GAAP)	$52,081	$45,303	$209,849	$196,229
Adjusted EBITDA Margin (Non-GAAP)	21.9%	21.4%	22.1%	22.3%

Organic Revenue Growth (Non-GAAP):

	Three Months Ended December 31, 2024 Compared to Three Months Ended December 31, 2023	Year Ended December 31, 2024 Compared to Year Ended December 31, 2023
Reported Revenue Growth/(Decline) (GAAP)	12.5%	7.7%
Less: Change attributable to acquisitions	9.4%	9.4%
Plus: Change due to foreign currency	0.3%	0.1%
Organic Revenue Growth/(Decline) (Non-GAAP)	3.4%	(1.6)%

Net Debt (Non-GAAP):

	December 31,	December 31,
	2024	2023
Total Debt (GAAP)	$416,640	$354,372
Plus: Deferred financing costs	2,519	3,681
Gross Debt	419,159	358,053
Less: Cash and cash equivalents	(113,989)	(105,051)
Net Debt (Non-GAAP)	$305,170	$253,002

Free Cash Flow (Non-GAAP):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Cash Provided by Operating Activities (GAAP)	$61,562	$38,992	$158,512	$120,075
Less: Purchases of property, plant and equipment	(2,249)	(6,220)	(17,162)	(19,961)
Plus: Proceeds from sale of property, plant and equipment	173	69	173	69
Free Cash Flow (Non-GAAP)	$59,486	$32,841	$141,523	$100,183
Net Income (GAAP)	$16,464	$12,511	$64,087	$72,878
Net Cash Provided by Operating Activities as a Percentage of Net Income	374%	312%	247%	165%
Free Cash Flow as a Percentage of Net Income	361%	262%	221%	137%

Non-GAAP Financial Measures

The following provides additional explanations for non-GAAP financial measures used by the Company, including explanations for certain non-GAAP adjustments that may not be present in the quarterly disclosures included in the current earnings release but have been used by the Company in the two most recent fiscal years. See the tables above for the calculations of the non-GAAP financial measures used in this earnings release.

Organic Revenue Growth

The Company defines the term “organic revenue” as revenue excluding the impact from business acquisitions, divestitures, product line discontinuations, and the effect of foreign currency translation. The Company uses the related term “organic revenue growth” to refer to the financial performance metric of comparing current period organic revenue with the reported revenue of the corresponding period in the prior year. The Company believes that this non-GAAP financial measure, when taken together with our GAAP financial measures, allows the Company and its investors to better measure the Company’s performance and evaluate long-term performance trends. Organic revenue growth also facilitates easier comparisons of the Company’s performance with prior and future periods and relative comparisons to its peers. The Company excludes the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying business trends. The Company excludes the effect of acquisitions and divestitures because these activities can vary dramatically between reporting periods and between the Company and its peers, which the Company believes makes comparisons of long-term performance trends difficult for management and investors. Organic Revenue Growth is also used as a performance metric to determine bonus payments for senior management and employees.

Adjusted Gross Profit and Adjusted Gross Profit Margin

The calculation of Adjusted Gross Profit and Adjusted Gross Profit Margin excludes amortization of acquired intangible assets, inventory fair value adjustments related to business acquisitions, and inventory related charges associated with product line closures because: (i) the amounts are non-cash; (ii) the Company cannot influence the timing and amount of future expense recognition; and (iii) excluding such expenses provides investors and management better visibility into the underlying trends and performance of our businesses. The Company also excludes inventory related charges associated with product line closures as these costs occurred outside of the Company’s day-to-day business for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted Operating Income and Adjusted Operating Margin

The calculation of Adjusted Operating Income and Adjusted Operating Margin excludes amortization of acquired intangible assets, amortization of inventory fair value adjustments related to business acquisitions, and inventory related charges associated with product line closures for the reasons described above for Adjusted Gross Profit and Adjusted Gross Profit Margin. The Company also excludes officer transition costs, restructuring, and acquisition and related costs due to the significant changes that have occurred outside of the Company’s day-to-day business for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted Income Before Income Taxes

The calculation of Adjusted Income Before Income Taxes excludes amortization of acquired intangible assets, amortization of inventory fair value adjustments related to business acquisitions, and inventory related charges associated with product line closures, officer transition costs, restructuring, and acquisition and related costs for the reasons described above for Adjusted Operating Income and Adjusted Operating Margin. The Company also excludes foreign exchange transaction gains (losses) from the calculation of Adjusted Income Before Income Taxes as the Company cannot fully influence the timing and amount of foreign exchange transaction gains (losses).

Non-GAAP Income Tax Provision/(Benefit) and Effective Tax Rate

Non-GAAP Income Tax Provision/(Benefit) and Effective Tax Rate are calculated based on the Adjusted Income Before Income Taxes by jurisdiction, the applicable tax rates in effect for the respective jurisdictions and the income tax effect of non-GAAP adjustments discussed above. In addition, the Company excludes significant discrete income tax expenses (benefits) related to releases of valuation allowances and uncertain tax positions not related to current year activity, tax audits, certain changes in tax laws, and acquisition related tax planning actions on the Company’s effective tax rate.

Adjusted Net Income

Because Income Before Income Taxes is included in determining Net Income, the calculation of Adjusted Net Income also excludes amortization of acquired intangible assets, officer transition costs, restructuring, acquisition and related costs, and foreign exchange transaction gains (losses) for the reasons described above for Adjusted Income Before Income Taxes. In addition, the Company excludes (i) significant discrete income tax expenses (benefits) related to releases of valuation allowances and uncertain tax positions, tax audits or amendments to prior year returns, certain changes in tax laws, and acquisition related tax planning actions on the Company’s effective tax rate; and (ii) the income tax effect of non-GAAP adjustments discussed above.

Adjusted Diluted EPS

Because Net Income is used in the calculation of Diluted EPS, Adjusted Diluted EPS excludes: (i) amortization of acquired intangible assets; (ii) officer transition costs; (iii) restructuring, acquisition and related costs; (iv) foreign exchange transaction gains (losses); (v) significant discrete income tax expenses (benefits) related to releases of valuation allowances, uncertain tax positions, tax audits or amendments to prior year returns, certain changes in tax laws, and acquisition related tax planning actions on the Company’s effective tax rate; and (vi) the income tax effect of non-GAAP adjustments for the reasons described above for Adjusted Net Income.

Adjusted EBITDA and Adjusted EBITDA Margin

The Company defines Adjusted EBITDA as income before deducting interest (income) expense, income tax provision (benefit), depreciation, amortization, non-cash share-based compensation, restructuring, acquisition and related costs, other non-operating (income) expense items, including foreign exchange transaction (gains) losses and net periodic pension costs of the Company’s frozen U.K. defined benefit pension plan for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of Revenue.

In evaluating Adjusted EBITDA and Adjusted EBITDA Margin, you should be aware that in the future the Company may incur expenses that are the same as, or similar to, some of the adjustments in this presentation.

Free Cash Flow and Free Cash Flow as a Percentage of Net Income

The Company defines Free Cash Flow as net cash provided by operating activities less cash paid for purchases of property, plant and equipment and plus cash proceeds from sales of property, plant and equipment. Free Cash Flow as a Percentage of Net Income is defined as Free Cash Flow divided by Net Income. Management believes these non-GAAP financial measures are important indicators of the Company’s liquidity as well as its ability to service its outstanding debt and to fund future growth.

Net Debt

The Company defines Net Debt as its total debt as reported on the consolidated balance sheet plus unamortized deferred financing costs and less its cash and cash equivalents as of the end of the period presented. Management uses Net Debt to monitor the Company’s outstanding debt obligations that could not be satisfied by its cash and cash equivalents on hand.

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